UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.
On June 15, 2017, one of the Company’s principal customers, Great Lakes Higher Education Guaranty Corporation (“GLHE”), notified the Company that it is terminating the Company’s student loan recovery contract. GLHE, which recently acquired the student loan portfolio of USA Funds, advised the Company that GLHE has decided to bundle all of its outsourced student loan servicing and student loan recovery work with a single third party vendor. The Company does not provide student loan servicing. The Company has been told that it will have the opportunity to continue to provide some student loan recovery services to GLHE on a subcontracting basis, although the terms and scope of any such arrangement are uncertain.
The Company’s contract with GLHE will terminate thirty days’ after the Company’s receipt of the termination notice. However, the Company does not expect that termination of the GLHE contract will have an adverse effect on its near-term revenues or net income as the Company will retain all accounts in payment and associated fees and the Company will be able to reduce future expenses associated with performing under this contract. Most of the Company’s revenues from the GLHE contract are generated from rehabilitation of student loans and there is typically at least a nine month lag between defaulted student loans that the Company has successfully placed in a rehabilitation plan and revenues associated with successful completion of the rehabilitation process. The Company expects that its revenues from termination of the GLHE contract will begin to decrease in the second half of 2018 and be wound down almost entirely in 2019. If the Company is unable to replace the GLHE revenues in that timeframe, either through a new GLHE subcontracting arrangement or otherwise, termination of the GLHE contract can be expected to result in a significant reduction in the Company’s 2019 revenues and net income.
Revenues from GLHE were approximately $33.2 million and $8.6 million in 2016 and the first quarter of 2017, representing approximately 24% and 26% of the Company’s revenues, respectively.
The Company has provided notice of this event to the agent under its credit agreement and will engage in discussions to further amend or restructure its credit agreement, under which approximately $38 million (net of restricted cash) is outstanding with a maturity date of June 19, 2018. The Company is currently seeking to refinance its credit agreement through new debt or equity financing, although it is uncertain whether such financing will be available and the termination of the GLHE contract will make a refinancing more difficult. As a result, the Company has also initiated an exploration of other strategic alternatives if such new debt or equity financing cannot be obtained. A failure to obtain an extension of the maturity date of the Company’s existing loans or to obtain alternative financing may result in a “going concern” qualification in the Company’s financial statements for the quarter ending June 30, 2017, which is an event of default under the credit agreement. An event of default would entitle the Company’s lenders to declare all outstanding obligations under the credit agreement to be due and payable and the lenders could foreclose against the assets securing the Company’s obligations.
Forward Looking Statements
This Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected financial impact of termination of the GLHE contract, future student loan recovery subcontracting opportunities with respect to GLHE and the Company’s intention to refinance or amend its credit agreement or pursue other strategic alternatives. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that we have significant indebtedness maturing in 2018 that we will need to refinance and refinancing may not be available to us on reasonable terms or at all, that we may not be able to avoid a breach of the covenants and other provisions of our credit agreement which would cause us to be in default, that we may not be successful in refinancing or amending our credit agreement or effecting other strategic alternatives, that we depend on the revenues of a limited number of clients, that the contracts with our large clients may be changed or terminated unilaterally and on short notice, that we did not receive a new student loan recovery contract award from the Department of Education, our longstanding and significant client, and that while our protest of this decision was upheld, there is no assurance that we will receive a contract award in the future, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the amount of commissions we are required to return to CMS due to successful appeals by providers could exceed our estimated appeals reserve, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business, and that there is a threat of breach or failure of the Company's data security measures or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2017. The forward-looking statements are made as of the date of this Report and the

Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 19, 2017
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer